SNODGRASS
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


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                         INDEPENDENT ACCOUNTANT'S REPORT
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Board of Directors
Nittany Financial Corp.

We have reviewed the accompanying consolidated balance sheet of Nittany Financial Corp. and subsidiaries as of September 30, 2001, and the related consolidated statements of income for the three and nine-month periods ended September 30, 2001 and 2000, the consolidated statement of cash flows for the nine-month period ended September 30, 2001 and 2000, and the consolidated statement of changes in stockholders' equity for the nine-month period ended September 30, 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical and procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 9, 2001 we expressed an unqualified opinion on those consolidated financial statements


/s/ S.R. Snodgrass, A.C.


Wexford, PA
November 11, 2001


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S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200 Wexford, PA 15090-8399 Phone: 724-934-0344 Facsimile: 724-934-0345

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